Exhibit 9



                               SECOND AMENDMENT TO
                        SETTLEMENT AGREEMENT AND RELEASE


            This Second Amendment to Settlement Agreement and Release (this "Amendment") is made and entered into as of the 6th day of January 1997, by and between The Krupp Corporation ("Krupp"), a Massachusetts corporation with a principal place of business at 470 Atlantic Avenue, Boston, Massachusetts 02210, and Liquidity Financial Group, L.P. ("Liquidity") individually and on behalf of certain Affiliates as defined in the Agreement (as hereinafter defined), a California limited partnership with a principal place of business at 2200 Powell Street, Suite 700, Emeryville, California 94608.

                               WITNESSETH:

            WHEREAS, the parties entered into a Settlement Agreement and Release, dated the 27th day of June, 1996, as amended as of October 8, 1996 (as amended, the "Agreement"), and now desire to the amend the Agreement, to eliminate a possible ambiguity and to facilitate the contemplated transactions described below, as hereinafter set forth;

            WHEREAS, Krescent Partners L.L.C. (i) retained Liquidity Financial Advisors, Inc., an affiliate of Liquidity, as its financial advisor, (ii) agreed to become bound by the terms of the Agreement, and (iii) commenced tender offers (the "Krescent Tender Offers") for units of Investor Limited Partnership Interests of the real estate limited partnerships listed on Schedule I attached hereto (the "Scheduled Partnerships");

            WHEREAS, American Holdings I, L.P. ("AHI") desires to participate in the Krescent Tender Offers and, therefore, has agreed to become bound by the terms of the Agreement with respect to the Scheduled Partnerships; and

            WHEREAS, Krupp has consented to the participation of AHI in the Krescent Tender Offers upon AHI's agreement to be bound by the terms of the Agreement with respect to the Scheduled Partnerships;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1. Section 4(d) of the Agreement is hereby amended and restated in its entirety as follows:

            (d) form, join or otherwise participate in a "group" within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, with respect to any voting securities of a Krupp Fund, unless each member of such group agrees in writing to be bound by the terms of this






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                                                                               2




      Agreement; provided, however, that Liquidity and Liquidity Affiliates shall not be deemed to be acting in a "group" in violation of this Section 4(d) solely by virtue of their voting their interests in compliance with
      Section 4(a) of this Agreement;

            2. Krupp hereby agrees that the agreement between Liquidity and AHI, attached hereto as Exhibit A, satisfies the requirements of the amended Section 4(d) of the Agreement, as set forth in Section I of this Amendment.

            3. Except as expressly set forth above, the Agreement shall remain in full force and effect without amendment or modification.

            4. Liquidity represents that it has not made any statements inconsistent with the terms of the Krescent Tender Offers and hereby agrees to comply with the terms of that certain letter dated December 17, 1996 from Steven
L. Lichtenfeld to James Dubin, a copy of which is attached hereto as Exhibit B.


            IN WITNESS WHEREOF, the parties have executed this Agreement under sea] as of the date first above written.



                                    THE KRUPP CORPORATION



                                    By: /s/ Laurence Gerber
                                        ----------------------------------
                                        Laurence Gerber, President


                                    LIQUIDITY FINANCIAL GROUP, L.P.


                                    By: Liquidity Financial
                                        Corporation, its general partner



                                        By:  /s/ Brent Donaldson
                                             ------------------------------
                                             Brent Donaldson, President








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                                                                               3




                                   SCHEDULE I

                          Krupp Realty Fund, Ltd. - III
                      Krupp Realty Limited Partnership - V
                     Krupp Realty Limited Partnership - VII
                       Krupp Cash Plus Limited Partnership









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                                                                               4




                                                               Exhibit A


            ASSUMPTION AGREEMENT (this "Agreement"), dated as of January __, 1997, between Liquidity Financial Group, L.P., a California limited partnership ("LFG"), and American Holdings I, L.P., a Delaware limited partnership ("AHI").


                          W I T N E S S E T H:


            WHEREAS, LFG and The Krupp Corporation, a Massachusetts corporation (the "Corporation"), entered into a Letter Agreement, dated as of June 27, 1996 and amended as of October 8, 1996 and January __, 1997 (the "Letter Agreement"), pursuant to which LFG and its Affiliates (as defined therein) agreed to certain restrictions in exchange for current lists (the "Lists") of the names and addresses of the holders of the units of Investor Limited Partnership Interest (or depositary certificates representing such units) (the "Units") in various real estate limited partnerships sponsored and/or managed by The Krupp Corporation, a Massachusetts corporation ("Krupp" );

            WHEREAS, Krescent Partners L.L.C. (i) retained Liquidity Financial Advisors, Inc., an affiliate of LFG, as its financial advisor and (ii) used the Lists of the real estate limited partnerships listed on Schedule I attached hereto (the "Scheduled Partnerships") to commence tender offers for Units (the "Krescent Tender Offers");

            WHEREAS, AHI desires to participate in the Krescent Tender Offers and, therefore, has agreed to become bound by the terms of the Letter Agreement with respect to the Scheduled Partnerships; and

            WHEREAS, Longacre Corporation ("Longacre"), an affiliate of AHI, and Krupp are parties to an agreement, dated November 26, 1996 (the "Longacre Standstill Agreement"), pursuant to which Longacre has undertaken (on its own behalf and on behalf of its affiliates, including AHI) certain obligations with respect to the Scheduled Partnerships and certain other real estate limited partnerships sponsored by Krupp and, concurrently with the execution and delivery hereof, Longacre and Krupp have executed and delivered an amendment to the Longacre Standstill Agreement (the "Amendment") to delete the Scheduled Partnerships from the schedule of real estate limited partnerships covered by the Longacre Standstill Agreement;

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AHI agrees as follows:






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                                                                               5




            1. With respect to the Scheduled Partnerships, from and after the date hereof AHI hereby agrees to become bound by the Letter Agreement to the extent LFG is so bound as if AHI had executed the Letter Agreement on the date hereof, provided, however, AHI shall only have liability with respect to its actions or inactions under the Letter Agreement and shall not be liable for any breach of any representation, warranty or covenant by LFG or any other party to the Letter Agreement (whether directly or by assumption).

            2. AHI shall not be bound by the Letter Agreement to the extent that any of the obligations and liabilities of LFG under the Letter Agreement are expanded, broadened, increased or enlarged.

            3. Nothing contained herein shall require AHI to pay, perform or discharge any liabilities or obligations expressly assumed hereunder so long as AHI shall in good faith contest or cause to be contested the amount or validity thereof.

            4. AHI represents that it has not made any statements inconsistent with the terms of the Krescent Tender Offers and hereby agrees to comply with the terms of that certain letter dated December 17, 1996 from Steven L. Lichtenfeld to James Dubin, a copy of which is attached hereto.









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                                                                               6




            IN WITNESS WHEREOF, LFG and AHI have caused this Agreement to be duly executed as of the date first written above.


                            AMERICAN HOLDINGS I, L.P.


                                 By: American Holdings I-GP, Inc. its general
                                     partner


                                 By:
                                     ----------------------------------------
                                     Name:
                                           ----------------------------------
                                     Title:
                                           ----------------------------------


                                 LIQUIDITY FINANCIAL GROUP, L.P.


                                 By: Liquidity Financial Corporation, its
                                 general partner


                                 By:
                                     ----------------------------------------
                                     Name:  Brent Donaldson
                                     Title: President









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                                                                               7




                                   SCHEDULE I
                          Krupp Realty Fund, Ltd. - III
                      Krupp Realty Limited Partnership - V
                     Krupp Realty Limited Partnership - VII
                       Krupp Cash Plus Limited Partnership

                                                               Exhibit B

                      BATTLE FOWLER LLP LETTERHEAD

                            December 17, 1996

VIA FACSIMILE

James M. Dubin, Esq.
Paul, Weiss, Rifkind, Wharton
& Garrison
1285 Avenue of the Americas
New York, NY  10019-6064

                   Re: Krupp Realty Fund, Ltd. - III and
                       Krupp Realty Limited Partnership - V
                       ------------------------------------

Dear Jim:

            Pursuant to our discussions, I am writing to you on behalf of my client, Krescent Partners L.L.C. and its affiliates, including Apollo Advisors (collectively, the "Purchaser"), in connection with the tender offers (the "Offers") commenced for units of limited partnership interests in the referenced partnerships. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Tender Offer Documents (as defined below).

            This will confirm that the Purchaser has reconfirmed its instructions to the Herman Group, Inc., the information agent (the "Information Agent") in connection with the Offers, that they are not to make any recommendation or any representation in connection with the Offers that is not consistent with the disclosures made in the Offers to Purchase or in the related Letters of Transmittal dated November 21, 1996, as such documents may be amended from time to time (the "Tender Offer Documents"). In particular, the Information Agent has been instructed that they are not to make any statements (i) regarding any plan by the Purchaser to remove the general partners of the partnerships, or
(ii) that are inconsistent with the Purchaser's obligations under the Standstill Agreement, including any statements inconsistent with the Purchaser's agreement that (a) it will not acquire or attempt to acquire more than a 25% interest in the referenced partnerships and (b) it will vote its interests in the Partnerships on an issue only in proportion to the votes of all other interest holders who vote on such issue. Further, the Information Agent has been instructed that it will only make statements with respect to the number of units of limited partnership interest that in fact have been tendered to the Purchaser. The Information Agent has reconfirmed to the Purchaser that they will instruct each and






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                            BATTLE FOWLER LLP                  PAGE 2


James M. Dubin, Esq.                                   December 17, 1996


every person who is involved in soliciting tenders that they are to specifically comply with the instructions provided by the Purchaser, and that they will monitor such persons for this purpose on a continuing basis during the course of the Offer.

            This will also confirm that the Purchaser and the Information Agent are currently investigating the allegations that certain unauthorized representations may have been made to investors in the referenced partnerships during the past two weeks, including, without limitation, the allegation that an unauthorized representation was made to an investor in Krupp Realty Fund, Ltd.-III on December 12, 1996. In the event you should have any further concerns regarding, the manner in which the solicitation is being conducted, I urge you to contact me immediately.

            This will confirm further that the Purchaser understands that the agreement by the referenced partnerships to consider the request by affiliates of the Purchaser and American Holding I, L.P. to amend the standstill agreements to which they are subject is specifically conditioned on the Purchaser's and the Information Agent's absolute compliance with the statements and instructions set forth in this letter.

                                Very truly yours,

                           /s/  Steven L. Lichtenfeld

                              Steven L. Lichtenfeld


SLL/kl

cc:   Scott D. Spelfogel, Esq.